Exhibit 5.1

Personal and confidential

RanMarine Technology B.V.

Galileïstraat 15

3029 AL ROTTERDAM

Re: 45922018 – Legal Opinion RanMarine Technology B.V. F-1 Registration Statement (File No. 273199)

Rotterdam, January 24, 2024

Dear Sir/Madam,

We refer to the above-captioned registration statement on Form F-1 (as amended, the Registration Statement) under the Securities Act of 1933, filed with the Securities and Exchange Commission (SEC) by RanMarine Technology B.V. a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of the Netherlands, having its registered office (statutaire zetel) in Rotterdam, the Netherlands, its principal place of business at Galileïstraat 15, 3029AL Rotterdam, the Netherlands, and registered with the trade register (handelsregister) of the Chamber of Commerce (Kamer van Koophandel) (the Trade Register) under number 65812441 (the Company).

The Registration Statement pertains to an offering (the Offering) underwritten by the underwriters mentioned in such Registration Statement (the Underwriters) pursuant to the underwriter agreement mentioned in such Registration Statement (the Underwriting Agreement), governed by the laws of the state of New York, and relates to the issuance and sale by the Company of (i) units (the Units) consisting of (a) one American Depositary Share issued by Bank of New York Mellon (the Depositary) in connection with a deposit agreement, governed by the laws of the state of New York, as mentioned in the Registration Statement (Deposit Agreement, and each American Depositary Share issued by the Depositary under the Deposit Agreement American Depositary Share or ADS), representing one ordinary share of the Company, with a par value of value $0.01 (such ordinary share: a New Share, and together with each New Share, the New Shares), (b) one tradeable warrant (a Tradeable Warrant) exercisable for the purchase of one American Depositary Share representing one ordinary share of the Company with a par value of value $0.01, and (c) one non-tradeable warrant (a Non-tradeable Warrant; together with each Tradeable Warrant, the Warrants) exercisable for the purchase of one American Depositary Share representing one ordinary share of the Company with a par value of value $0.01, (ii) American Depositary Shares issuable upon exercise of the Warrants (Warrant ADSs) (iii) American Depositary Shares held or to be held by Selling Shareholders as defined in the related Resale Prospectus Provisions of the Registration Statement each representing one ordinary share of the Company with a par value of value $0.01 (such underlying ordinary shares: an existing share and together with each existing share, the Selling Shareholder’s Existing Shares), and (iv) warrants to be issued to the representative of the Underwriters as compensation for their services pursuant to the Underwriting agreement to be entered into by and between the Company and the Underwriters (the Representative Warrants), including American Depository Shares issuable upon the exercise of the Representative Warrants, each American Depositary Share representing one ordinary share of the Company with a par value of value $0.01(such ordinary shares: the Representative Warrant Shares). We understand that the Units and Warrants are to be sold as described in the Registration Statement. Under the Deposit Agreement all ordinary shares representing American Depositary Shares shall be issued to the Depositary, which shall make available the relevant American Depositary Shares to the relevant holders.

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We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of directors of the Company and public officials, resolutions prepared by us (Resolutions), deeds of issue including one or more notarial deeds of issue (to be) executed before a civil law notary of our firm (Deeds of Issue), the shareholders’ register of the Company (Shareholders’ Register) and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents. Furthermore, we have assumed all information in the Trade Register pertaining to the Company is true.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.	The Company is a corporation duly incorporated and validly existing under the laws of The Netherlands as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid).

2.	Subject to receipt by the Company of payment in full for the New Shares as provided for in the Underwriting Agreement, valid execution of a notarial deed before a Dutch law civil law notary (Notarial Deed) by the Depositary and the Company, and when issued and accepted in accordance with the Resolutions, the Underwriting Agreement and the Deeds of Issue, the New Shares shall be validly issued to the Depositary in accordance with Dutch law and shall be fully paid and non-assessable.

3.	No law, rule or regulation under the laws of the Netherlands will prevent the Units, when delivered in accordance with the relevant terms and applicable law upon payment of the agreed upon consideration therefor, from constituting valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except that (a) such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general and (b) the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to equitable defenses.

4.

No law, rule or regulation under the laws of the Netherlands will prevent the Warrants underlying the Units, when issued against payment therefor, and in accordance with the relevant terms and applicable law, from constituting legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except that (a) such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general and (b) the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to equitable defenses.

5.	The ordinary shares in the Company underlying the Warrant ADSs have been duly authorized by all necessary corporate action on the part of the Company and, when the Warrant ADSs are made avaialble, sold and delivered by the Depositary pursuant to the exercise of the Tradeable Warrants or the Non-Tradeable Warrants as the case may be, against due payment therefor by the Depositary to the Company, the ordinary shares underlying the relevant Warrant ADSs will be validly issued to the Depositary subject to valid execution of a Notarial Deed by the Depositary and the Company and shall, in accordance with Dutch law, be considered fully paid and non-assessable shares of Common Stock of the Company.

6.	The Selling Shareholder’s Existing Shares are validly issued in accordance with Dutch law, fully paid and non-assessable.

7.	No law, rule or regulation under the laws of the Netherlands will prevent the Representative Warrants, when issued against payment therefor, and in accordance with the relevant terms and applicable law, from constituting legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except that (a) such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general and (b) the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to equitable defenses;

8.	The Representative’s Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and, when the American Depositary Shares representing the Representative Warrant Shares are made available, sold and delivered by the Depositary pursuant to the Representative’s Warrants against due payment therefor by the Depositary to the Company, the relevant underlying Representative Warrant Shares will be validly issued to the Depositary subject to valid execution of a Notarial Deed by the Depositary and the Company, and shall, in accordance with Dutch law, be considered fully paid and non-assessable shares of Common Stock of the Company.

9.	The entitlement of the Depositary to ordinary shares of the Company underlying the Warrant ADSs has been duly authorized by all necessary corporate action.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under “Legal Matters” in the related prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

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Furthermore:

-	this opinion letter is strictly limited to the matters set forth herein, and no opinion may be inferred or implied beyond those expressly stated herein.

-	we have only expressed opinions on matters of the laws of the European territory of the Kingdom of the Netherlands (the Netherlands) as they currently stand and as they have been published as at the date of this opinion letter. We have made no investigations into the laws of any other jurisdiction as a basis for the opinions as expressed herein, and we do not express or imply any opinion on such jurisdictions. In issuing this opinion letter, we do not assume any obligation to notify or to inform you of any developments subsequent to the date hereof which might render its contents untrue or inaccurate in whole or in part at such time.

-	for the purpose of this opinion letter, we have not expressed an opinion on Dutch tax law European law (to the extent not directly applicable in the Netherlands), international law, competition law and/or anti-trust law.

-	the opinions reflected above express and describe Dutch legal concepts in English and not in their original Dutch terms. Consequently, the opinions reflected above are issued and may only be relied upon on the express condition that they shall be governed by (and that all words and expressions used herein shall be construed and interpreted in accordance with) the laws of the Netherlands.

-	This opinion is rendered to you under the express condition that (i) the competent courts at Rotterdam, the Netherlands have exclusive jurisdiction to settle any issues of interpretation or liability arising out of or in connection with this opinion letter, (ii) any legal relationship arising out of or in connection with this opinion letter (whether contractual or non-contractual), including the above submission to jurisdiction, is governed by the laws of the Netherlands, (iii) no person other than the professional partnership Ploum may be held liable in connection with this opinion letter.

Yours faithfully,

For and on behalf of

the professional partnership Ploum

By: Tom Ensink

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